UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/21/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2011, InfoSpace, Inc.'s Board of Directors approved revisions to the long-term equity incentive program for all executive officers to further emphasize pay-for-performance incentives, retention, and alignment with stockholders. Beginning in 2011, executive officers will receive a target grant of market stock units ("MSUs"), which are a form of performance-based restricted stock unit. The actual amount of MSUs earned will be 0% to 150% of the target award, based on the change in the Company's total stockholder return relative to the change in the closing value of the applicable index. Each MSU represents the right to receive one share of InfoSpace common stock upon satisfaction of the performance measure and vesting.

For purposes of the 2011 MSU awards, the Company's performance will be measured against the iShares Russell 2000 Index (the "Index"). The Company used the Index for this program to ensure objectivity in measuring the Company's performance. Total stockholder return of the Company will be calculated by comparing the Company's 30-day average share price following its earnings release for fiscal 2010 and 2011, respectively, as adjusted for dividends, if any. The performance of the Index will be calculated by comparing the 30-day average closing Index value for the same two periods. For every 1% increase or decrease in the Company's performance compared to the Index, the number of MSUs earned will increase or decrease by 3%, respectively, subject to the maximum payout of 150% of target.

For executive officers hired in 2008 and before, one-third of the earned MSUs will vest on the later of the Board's certification of the Company's performance under the 2011 MSU program and April 1, 2012. The remaining earned MSUs will vest in equal installments on each of April 1, 2013 and 2014. For executive officers hired in 2009 and thereafter, two-thirds of the MSUs will vest on April 1, 2013 and one-third of the MSUs will vest on April 1, 2014. All of the foregoing is limited by and subject to the award agreement and Company's Restated 1996 Flexible Stock Incentive Plan (the "1996 Plan"), including the accelerated vesting, tax withholding, continuing service, and forfeiture provisions thereunder.

In addition, the Board of Directors amended the 1996 Plan to accommodate the granting and vesting of the MSUs. Section 8 of the 1996 Plan was amended to permit the administrator of the 1996 Plan to set vesting criteria for restricted stock units, including MSUs, that include performance objectives based upon the achievement of Company-wide, departmental, or individual goals. The Board also approved a form of award agreement for the MSUs that will be used to grant the MSUs under the terms described above.

The foregoing description is a summary, does not purport to be a complete description of the long-term equity incentive program for executive officers, the 1996 Plan, or the form of award agreement, and is qualified in its entirety by reference to these documents, copies of which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: April 27, 2011	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel and Seretary